Exhibit 21

Subsidiaries of Air Products and Chemicals, Inc.

The following is a list of the Company’s consolidating subsidiaries, as of 30 September 2011, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. This list does not include equity affiliate investments and cost investments.

UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant — Air Products and Chemicals, Inc.

Air Products (Rozenburg), LLC

Air Products Asia, Inc.

Air Products Caribbean Holdings, Inc.

Air Products China, Inc.

Air Products Energy Enterprises, L.P.

Air Products Energy Holdings, Inc.

Air Products Europe, Inc.

Air Products Helium, Inc.

Air Products Hydrogen Company, Inc.

Air Products International Corporation

Air Products LLC

Air Products Manufacturing Corporation

Air Products Performance Manufacturing, Inc.

Air Products Trinidad Services, Inc.

APCI (U.K.), Inc.

Electron Transfer Technologies, Inc. (New Jersey)

Middletown Oxygen Company, Inc.

Prodair Corporation

Pure Air Holdings Corp.

Pure Air on the Lake (I), Inc.

Pure Air on the Lake (IV), Inc.

Pure Air on the Lake, Limited Partnership

SCWC Corp.

Stockton CoGen (I), Inc.

ARGENTINA

Terapias Medicas Domiciliarias, S.A.

AUSTRIA

Air Products Gesellschaft mbH

BAHRAIN

Air Products Bahrain W.L.L.

BELGIUM

Air Products Healthcare Belgium, S.A.

Air Products Management S.A.

Air Products S.A.

Napro S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda.

CANADA

Air Products Canada Ltd./Prodair Canada Ltee

CHINA

Air Products (Changsha) Co., Ltd.

Air Products (Hong Kong) Co., Ltd.

Air Products (Jiangxi) Co., Ltd.

Air Products (Ningbo) Hi-Tech Gases Co., Ltd.

Air Products (Shenyang) Gases Co., Ltd.

Air Products and Chemicals (Beijing) Distribution Co., Ltd.

Air Products and Chemicals (Changzhou) Co., Ltd.

Air Products and Chemicals (Changxing) Co., Ltd.

Air Products and Chemicals (Chengdu) Co., Ltd.

Air Products and Chemicals (China) Investment Co. Ltd.

Air Products and Chemicals (Chongqing) Co., Ltd.

Air Products and Chemicals (Dalian) Co., Ltd.

Air Products and Chemicals (Fujian) Co., Ltd.

Air Products and Chemicals (Fuzhou) Co., Ltd.

Air Products and Chemicals (Guangzhou) Co., Ltd.

Air Products and Chemicals (Kunshan) Gases Co., Ltd.

Air Products and Chemicals (Nanjing) Co., Ltd.

Air Products and Chemicals (Nanjing) Gases Co., Ltd.

Air Products and Chemicals (Nanjing) Specialty Amines Co., Ltd.

Air Products and Chemicals (Putian) Co., Ltd.

Air Products and Chemicals (Shaanxi) Co., Ltd.

Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.

Air Products and Chemicals (Shanghai) Co. Ltd.

Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.

Air Products and Chemicals (Shanghai) Gases Co., Ltd.

Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.

Air Products and Chemicals (Shanghai) Systems Co. Ltd.

Air Products and Chemicals (Shangluo) Co., Ltd.

Air Products and Chemicals (Shenzhen) Co., Ltd.

Air Products and Chemicals (Shenzhen) Gases Co., Ltd.

Air Products and Chemicals (Tangshan) Co., Ltd.

Air Products and Chemicals (Tianjin) Co., Ltd.

Air Products and Chemicals (Tongxiang) Co., Ltd.

Air Products and Chemicals (Xingtai) Co., Ltd.

Air Products and Chemicals (Zhangjiagang) Co., Ltd.

Air Products and Chemicals (Zhengzhou) Hi-Tech Co., Ltd.

Air Products and Chemicals (Zhuhai) Co., Ltd.

Air Products and Chemicals (Zibo) Co., Ltd.

Air Products Huadong (Longkou) Co., Ltd.

Beijing AP BAIF Gas Industry Co., Ltd.

Permea China, Ltd.

CZECH REPUBLIC

Air Products spol s.r.o.

EGYPT

Air Products Gases S.A.E.

FRANCE

Air Products Healthcare France

Air Products SAS

Henno Oxygene S.A.S.

Hold’Air SAS

Prodair et Cie S.C.S.

Prodair S.A.S.

SAGA SAS

Union Mobiliere Industrielle S.A.R.L.

GERMANY

Air Products GmbH

Air Products Holdings GmbH

Air Products Medical GmbH

Air Products Performance Materials GmbH

S. I. Q. Beteiligungs GmbH

INDIA

Prodair Air Products India Private Limited

INDONESIA

PT Air Products Indonesia

IRELAND

Air Products Ireland Limited

ISRAEL

Air Products Israel Ltd.

Gastel Limited

ITALY

Air Products Italia S.r.l.

JAPAN

Air Products Japan, Inc.

KOREA

Air Products ACT Korea Limited

Air Products Electronics Materials Inc.

Air Products HYT Inc.

Air Products Korea Electronics, Inc.

Air Products Korea Inc.

MALAYSIA

Air Products Malaysia Sdn Bhd

Air Products Shared Services Sdn. Bhd

Air Products Specialized Process Equipment SDN

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.

THE NETHERLANDS

Air Products Chemicals Europe B.V.

Air Products Holdings B.V.

Air Products Investments B.V.

Air Products Leasing B.V.

Air Products Nederland B.V.

Air Products Utilities B.V.

NORWAY

Air Products A/S

POLAND

Air Products Polska Sp. z o.o.

Air Products Sp. z.o.o.

Roboprojekt Sp. z.o.o

PORTUGAL

Gasin - Gases Industriais, S.A.R.L.

ROMANIA

Air Products Hidrogen S.R.L.

RUSSIA

Air Products O.O.O.

SINGAPORE

Air Products and Chemicals (S) Pte. Ltd.

Air Products Singapore Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SPAIN

Air Products Iberica, S.L.

Air Products Investments Espana, S.L.

Air Products Services Europe, S.A.

Air Products Sud Europa, S.L.

Matgas 2000 A.I.E.

Oxigenol, S.A.

Sociedad Espanola de Carburos Metalicos S.A.

SWITZERLAND

Air Products Switzerland Sàrl

TAIWAN

Air Products San Fu Co., Ltd.

Air Products Taiwan Holdings Co., Ltd.

Blue Ocean Industrial Gases Co., Ltd.

THAILAND

Air Products Asia (Technology Center) Ltd.

UNITED ARAB EMIRATES

Air Products Emirates Gas LLC

Air Products Gulf Gas LLC

Air Products Middle East FZE

UNITED KINGDOM

Air Products (BR) Limited

Air Products (Chemicals) Public Limited Company

Air Products (Chemicals) Teesside Limited

Air Products Group Limited

Air Products PLC

Air Products Yanbu Limited

Cryoservice Limited

Prodair Services Limited

Protexeon Limited

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